UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) March 16, 2007

                             1-800-FLOWERS.COM, INC.

             (Exact name of registrant as specified in its charter)


          Delaware                    0-26841                  11-3117311

(State of incorporation)      (Commission File Number)       (IRS Employer
                                                             Identification No.)


                         One Old Country Road, Suite 500
                           Carle Place, New York 11514

               (Address of principal executive offices) (Zip Code)

                                 (516) 237-6000

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to Simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers



On March 16, 2007, Mr. Deven Sharma informed 1-800-FLOWERS.COM, INC. (the "Company") and the Board of Directors of the Company that he was resigning from the Board of Directors effective March 16, 2007. Mr. Sharma indicated that his resignation is due to his recent appointment as a senior operating executive of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and Standard & Poor's policy that prohibits employees from serving on non-affiliated boards of directors. Mr. Sharma did not resign as the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  March 19, 2007



          1-800-FLOWERS.COM, Inc.
By:       /s/ William E. Shea
          William E. Shea
          Chief Financial Officer, Senior Vice-President
          Finance and Administration